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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 12, 2003, relating to the financial statement of Cohen & Steers REIT & Utility Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
November 12, 2004